UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007 (April 9, 2007)

                                 Gene Logic Inc.

               (Exact Name of Registrant as Specified in Charter)


       Delaware                        0-23317                    06-1411336
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


       50 West Watkins Mill Road, Gaithersburg, Maryland                20878
            (Address of principal executive office)                   (Zip Code)


       Registrant's telephone number, including area code: (301) 987-1700

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.02       Departure of Directors or Principal Officers; Election of
                Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


On April 9, 2007 the Board of Directors (the "Board"), acting upon the recommendation of the Corporate Governance and Nominating Committee, elected Mark J. Gabrielson and David L. Urdal, Ph.D., as directors to serve until the next annual meeting of shareholders and until such directors' successors shall have been elected and qualified. At this time, neither Mr. Gabrielson nor Dr. Urdal have been named to any Board committees.

Mark J. Gabrielson is a co-founder, director, and Chief Executive Officer of Pulmatrix Inc., a Cambridge, Massachusetts developer of proprietary aerosol inhalants designed to control respiratory infectious disease. Mr. Gabrielson has twenty-eight years of experience in pharmaceuticals and biopharmaceutical company formation and development. Following graduation from Princeton University, he held a sequence of commercial assignments over a twelve year period at SmithKline Beecham. During the period 1990-1999, Mr. Gabrielson was a General Partner of Prince Ventures LP, a private venture capital firm specializing in healthcare investing. Subsequently, Mr. Gabrielson co-founded and developed a series of emerging companies, including Pulmatrix.

David L. Urdal, Ph.D. is currently Senior Vice President and Chief Scientific Officer of Dendreon Corporation, a Seattle-based biotechnology company focused on the discovery, development and commercialization of novel therapeutics that harness the immune system to fight cancer. Dr. Urdal has served as Dendreon's Chief Scientific Officer since joining the company in 1995. Prior to that time, he held various positions with Immunex Corporation, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal received an M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington.

Upon election to the Board, both Mr. Gabrielson and Dr. Urdal each received a grant of options to purchase 30,000 shares of the Company's common stock at a price of $2.29 per share pursuant to the Company's 1997 Non-Employee Director Stock Option Plan. The options become exercisable in four equal annual installments on the anniversary of the date of grant, beginning on April 9, 2008. As non-employee directors, Dr. Urdal and Mr. Gabrielson will each also receive compensation consisting of an annual retainer of $25,000 payable in quarterly installments and a fee of $1,500 per Board meeting attended, whether in person or by telephone. They are also eligible for reimbursement for their expenses incurred in connection with Board meeting attendance.

A copy of the Company's press release announcing the election of Mr. Gabrielson and Dr. Urdal to the Board is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number          Description
--------------          -----------
99.1                    Gene Logic Inc. press release, dated April 11, 2007.


                                      -2-
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENE LOGIC INC.

Date: April 13, 2007                    By:   /s/ Philip L. Rohrer Jr.
                                              ------------------------
                                              Philip L. Rohrer Jr.
                                              Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
99.1                    Gene Logic Inc. press release, dated April 11, 2007.